Exhibit (d)(4)

AMENDMENT NO. 1

TO THE

AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 (this “Amendment”), dated as of May 17, 2011, to the Agreement and Plan of Merger, dated as of April 14, 2011 (the “Merger Agreement”), by and among Chesapeake Energy Corporation, an Oklahoma corporation (“Parent”), Nomac Acquisition, Inc., a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”) and Bronco Drilling Company, Inc., a Delaware corporation (the “Company”).

WHEREAS, in connection with that certain memorandum of understanding entered into on May 17, 2011 by the parties to the putative consolidated class action, captioned In Re: Bronco Drilling Company, Inc. Shareholder Litigation (Consolidated C.A. No. 6398-VCP), filed in the Court of Chancery of the State of Delaware, among other things, (i) Parent, Merger Sub and the Company have agreed to amend the Merger Agreement to shorten from twelve (12) months to nine (9) months the period during which, if the Company enters into a definitive Contract to consummate, or consummates any transaction contemplated by any Takeover Proposal, Bronco must pay Chesapeake the Termination Fee; and (ii) Parent and Purchaser have agreed to extend the Expiration Date from 12:00 midnight New York City time at the end of Monday, May 23, 2011 to 12:00 midnight New York City time at the end of Tuesday, May 31, 2011;

WHEREAS, Section 7.03 of the Merger Agreement provides for the amendment of the Merger Agreement in accordance with the terms set forth therein; and

WHEREAS, the Company desires to grant a consent to the extension of the Expiration Date and the parties hereto desire to amend the Merger Agreement, in each case, as set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions; References. Unless otherwise specifically defined herein, each term used herein, including the recitals hereto, shall have the meaning assigned to such term in the Merger Agreement as amended by this Amendment. Each reference in the Merger Agreement to “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement” shall, from and after the date hereof, refer to the Merger Agreement as amended by this Amendment except that references to “the date hereof” and to “the date of this Agreement” shall remain references to the date of the original Merger Agreement.

ARTICLE II

CONSENT PURSUANT TO, AND AMENDMENTS TO, THE MERGER AGREEMENT

Section 2.1 Consent Pursuant to, and Amendments to, the Merger Agreement.

(a)	Pursuant to Section 1.01(c) of the Merger Agreement, the Company hereby consents to the extension by Purchaser of the Expiration Date to May 31, 2011.

(b)	Clause (iii)(C) of Section 5.05(b) of the Merger Agreement is hereby amended and restated as follows:

(C)	within 9 months after such termination, the Company enters into a definitive Contract to consummate, or consummates, the transactions contemplated by any Takeover Proposal (regardless of whether such Takeover Proposal is made before or after termination of this Agreement)

ARTICLE III

MISCELLANEOUS

Section 3.1 No Further Amendment. Except as expressly amended hereby, the Merger Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Merger Agreement or any of the documents referred to therein.

Section 3.2 Effect of Amendment. This Amendment shall form a part of the Merger Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the parties hereto, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby.

Section 3.3 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Section 3.4 Miscellaneous. Sections 8.02 [Notices], 8.04 [Interpretation], 8.05 [Consents and Approvals], 8.06 [Counterparts], 8.07 [Entire Agreement; No Third-Party Beneficiaries], 8.09 [Assignment], 8.10 [Specific Enforcement; Consent to Jurisdiction], 8.11 [Waiver of Jury Trial] and 8.12 [Severability] of the Merger Agreement shall apply to this Amendment mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be signed by their respective officers hereunto duly authorized, all as of the date first written above.

CHESAPEAKE ENERGY CORPORATION

By:	/s/ Domenic J. Dell’Osso, Jr.
Name:	Domenic J. Dell’Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

NOMAC ACQUISITION, INC.

By:	/s/ Domenic J. Dell’Osso, Jr.
Name:	Domenic J. Dell’Osso, Jr.
Title:	Executive Vice President and Chief Financial Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER]

BRONCO DRILLING COMPANY, INC.

By:	/s/ D. Frank Harrison
Name:	D. Frank Harrison
Title:	Chairman and Chief Executive Officer

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER]